Exhibit 99.1

Press Release

Gulfport Energy Corporation Provides SCOOP Well Results

OKLAHOMA CITY (October 4, 2017) Gulfport Energy Corporation (NASDAQ: GPOR) (“Gulfport” or the “Company”) today provided an update on recent SCOOP well results. Key highlights include:

•	Pauline 6-27X22H produced at a 24-hour initial peak production rate of 22.9 MMcfe per day, or 3,148 Mcfe per 1,000 foot of lateral, comprised of approximately 50% natural gas, 28% oil, and 22% natural gas liquids.

•	Pauline 5-27X22H produced at a 24-hour initial peak production rate of 22.2 MMcfe per day, or 2,805 Mcfe per 1,000 foot of lateral, comprised of approximately 50% natural gas, 28% oil, and 22% natural gas liquids.

•	Pauline 4-27X22H produced at a 24-hour initial peak production rate of 17.3 MMcfe per day, or 2,167 Mcfe per 1,000 foot of lateral, comprised of approximately 52% natural gas, 26% oil, and 22% natural gas liquids.

•	Pauline 3-27X22H produced at a 24-hour initial peak production rate of 8.8 MMcfe per day, or 2,042 Mcfe per 1,000 foot of lateral, comprised of approximately 49% natural gas, 30% oil, and 21% natural gas liquids.

•	Pauline 8-27X22H produced at an average 30-day production rate of 18.6 MMcfe per day, or 2,423 Mcfe per 1,000 foot of lateral, comprised of approximately 52% natural gas, 25% oil, and 23% natural gas liquids.

Recent Initial 24-Hour SCOOP Well Results

Gulfport recently turned-to-sales four gross (3.9 net) Woodford wells located in the wet gas window in central Grady County, Oklahoma.

The Pauline 6-27X22H has an effective lateral length of 7,273 feet and a 24-hour initial peak production rate of 14.8 MMcf per day of natural gas and 1,052 barrels of oil per day. Based upon the composition analysis, the gas being produced is 1,216 BTU gas and yielding 57.4 barrels of NGLs per MMcf of natural gas and results in a natural gas shrink of 22%. On a three-stream basis, the Pauline 6-27X22H produced at a 24-hour initial production peak rate of 22.9 MMcfe per day, which is comprised of approximately 50% natural gas, 28% oil, and 22% natural gas liquids.

The Pauline 5-27X22H has an effective lateral length of 7,929 feet and a 24-hour initial peak production rate of 14.4 MMcf of natural gas per day and 1,009 barrels of oil per day. Based upon the composition analysis, the gas being produced is 1,216 BTU gas and yielding 57.4 barrels of NGLs per MMcf of natural gas and results in a natural gas shrink of 22%. On a three-stream basis, the Pauline 5-27X22H produced at a 24-hour initial production peak rate of 22.2 MMcfe per day, which is comprised of approximately 50% natural gas, 28% oil, and 22% natural gas liquids.

The Pauline 4-27X22H has an effective lateral length of 7,978 feet and a 24-hour initial peak production rate of 11.0 MMcf of natural gas per day and 739 barrels of oil per day. Based upon the composition analysis, the gas being produced is 1,212 BTU gas and yielding 57.3 barrels of NGLs per MMcf of natural gas and results in a natural gas shrink of 18%. On a three-stream basis, the Pauline 4-27X22H produced at a 24-hour initial production peak rate of 17.3 MMcfe per day, which is comprised of approximately 52% natural gas, 26% oil, and 22% natural gas liquids.

The Pauline 3-27X22H has an effective lateral length of 4,322 feet and a 24-hour initial peak production rate of 5.3 MMcf of natural gas per day and 438 barrels of oil per day. Based upon the composition analysis, the gas being produced is 1,212 BTU gas and yielding 57.3 barrels of NGLs per MMcf of natural gas and results in a natural gas shrink of 18%. On a three-stream basis, the Pauline 3-27X22H produced at a 24-hour initial production peak rate of 8.8 MMcfe per day, which is comprised of approximately 49% natural gas, 30% oil, and 21% natural gas liquids.

SCOOP Well 30-Day Production Results

As previously announced, during the third quarter of 2017 Gulfport turned-to-sales one gross (0.98 net) Woodford well, the Pauline 8-27X22H, located in the wet gas window in central Grady County, Oklahoma. Following 30 days of production, the Pauline 8-27X22H has cumulatively produced 358.1 MMcf of natural gas and 23,384 barrels of oil. Based upon the composition analysis, the gas being produced is 1,210 BTU gas and yielding 58.8 barrels of NGLs per MMcf of natural gas and results in a natural gas shrink of 19%. On a three-stream basis, the Pauline 8-27X22H produced at an average 30-day production rate of 18.6 MMcfe per day, which is comprised of approximately 52% natural gas, 25% oil, and 23% natural gas liquids.

The following table summarizes the Company’s recent well results:

GULFPORT ENERGY CORPORATION

SCOOP WELL RESULTS SUMMARY

(Unaudited)

		Phase	Average	Wellhead	NGLs	%	Product Mix(1)			Average Prod. Rates (Mmcfepd)
	County	Window	Lateral	BTU	Per MMcf	Shrink	Gas	NGLs	Oil	24-Hr	30-Day	60-Day	90-Day
EJ Craddock 8-28X21H	Central Grady	Woodford Wet Gas	7,961	1,171	47.0	16%	55%	19%	26%	19.7	—	—	—
Pauline 3-27X22H	Central Grady	Woodford Wet Gas	4,322	1,212	57.3	18%	49%	21%	30%	8.8	—	—	—
Pauline 4-27X22H	Central Grady	Woodford Wet Gas	7,978	1,212	57.3	18%	52%	22%	26%	17.3	—	—	—
Pauline 5-27X22H	Central Grady	Woodford Wet Gas	7,929	1,216	57.4	22%	50%	22%	28%	22.2	—	—	—
Pauline 6-27X22H	Central Grady	Woodford Wet Gas	7,273	1,216	57.4	22%	50%	22%	28%	22.9	—	—	—
Pauline 8-27X22H	Central Grady	Woodford Wet Gas	7,658	1,210	58.8	19%	51%	22%	27%	18.4	18.6	—	—
Vinson 2-22X27H	SE Grady	Woodford Wet Gas	8,539	1,118	35.7	11%	79%	19%	2%	16.5	15.7	14.4	13.4
Vinson 3R-22X27H	SE Grady	Woodford Wet Gas	8,475	1,118	35.7	11%	79%	19%	2%	19.0	18.7	17.3	16.3

Note: All well results presented are based upon three-stream production data and assume contractual ethane recovery.

1.	Product mix calculated utilizing 24-hr initial production rate.

About Gulfport

Gulfport Energy is an independent natural gas and oil company focused on the exploration and development of natural gas and oil properties in North America and is one of the largest producers of natural gas in the contiguous United States. Headquartered in Oklahoma City, Gulfport holds significant acreage positions in the Utica Shale of Eastern Ohio and the SCOOP Woodford and SCOOP Springer plays in Oklahoma. In addition, Gulfport holds an acreage position along the Louisiana Gulf Coast, a position in the Alberta Oil Sands in Canada through its approximately 25% interest in Grizzly Oil Sands ULC and has an approximately 25% equity interest in Mammoth Energy Services, Inc. (NASDAQ:TUSK). For more information, please visit www.gulfportenergy.com.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Gulfport expects or anticipates will or may occur in the future, future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strength, goals, expansion and growth of Gulfport’s business and operations, plans, market conditions, references to future success, reference to intentions as to future matters and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by Gulfport in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with Gulfport’s expectations and predictions is subject to a number of risks and uncertainties, general economic, market, credit or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by Gulfport; Gulfport’s ability to identify, complete and integrate acquisitions of properties and businesses; competitive actions by other oil and gas companies; changes in laws or regulations; and other factors, many of which are beyond the control of Gulfport. Information concerning these and other factors can be found in the Company’s filings with the Securities and Exchange Commission, including its Forms 10-K, 10-Q and 8-K. Consequently, all of the forward-looking statements made in this news release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by Gulfport will be realized, or even if realized, that they will have the expected consequences to or effects on Gulfport, its business or operations. Gulfport has no intention, and disclaims any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Investor & Media Contact:

Jessica Wills – Manager, Investor Relations and Research

jwills@gulfportenergy.com

405-252-4550